Exhibit 99.1

99 CENTS ONLY STORES TO ANNOUNCE THIRD QUARTER FISCAL 2016
FINANCIAL RESULTS ON MONDAY, DECEMBER 14TH

COMMERCE, Calif. (December 10, 2015) — 99 Cents Only Stores LLC (the “Company”), today announced that it will report its financial results for the third quarter ended October 30, 2015, before market open on Monday, December 14, 2015. Geoffrey Covert, President and Chief Executive Officer, and Felicia Thornton, Chief Financial Officer and Treasurer, will discuss the results on a conference call at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time the same day.

The call will also be broadcast live over the Internet, accessible through the Investors section of the Company’s website at 99only.com/investor-relations.

99 Cents Only Stores Third Quarter Fiscal 2016 Conference Call Details

Date:	Monday, December 14, 2015

Time:	8:00 a.m. Pacific Time (11:00 a.m. Eastern Time)

Dial-In:	1-877-407-3982 (domestic)

1-201-493-6780 (international)

Conference ID:	13626145

A telephonic replay of the call will be available beginning Monday, December 14, 2015, at 2:00 p.m. Eastern Time, through Monday, December 28, 2015, at 11:59 p.m. Eastern Time. To access the replay, dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and enter the replay pin number: 13626145. A replay of the webcast will also be available for 60 days upon completion of the conference call, accessible through the Investors section of the Company’s website at 99only.com/investor-relations.

About 99 Cents Only Stores

Founded in 1982, 99 Cents Only Stores is the leading operator of extreme value stores in California and the Southwestern United States. The Company currently operates 391 stores located in California, Texas, Arizona and Nevada. 99 Cents Only Stores offers a broad assortment of name brand and other attractively priced merchandise and compelling seasonal product offerings.

INVESTOR CONTACTS:

Lasse Glassen

Addo Communications

310.829.5400

lasseg@addocommunications.com